UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026 (April 29, 2026)

FTAI INFRASTRUCTURE INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2026, Ohio River Partners Holdco LLC (“ORPH”), a Delaware limited liability company and a direct wholly-owned subsidiary of FTAI Infrastructure Inc. (“FIP”), Ohio River Partners Finance LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of ORPH (together with ORPH, “Sellers”), and, solely for the purposes specified therein, FIP entered into an equity purchase agreement (the “Agreement”) with MARA USA Corporation (“Buyer”), a Delaware corporation and a direct wholly-owned subsidiary of MARA Holdings, Inc. (“Buyer Parent”), and, solely for the purposes specified therein, Buyer Parent, pursuant to which, among other things, upon the terms and subject to the conditions set forth in the Agreement, Buyer will purchase all of the issued and outstanding membership interests of Long Ridge Energy & Power LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of FIP (“LRE&P”), from Sellers , for a base purchase price of $1.512 billion, subject to certain customary adjustments set forth in the Agreement (the “Transaction”). At the closing of the Transaction, $20 million will be deposited into an escrow account to secure and serve as the sole course of recovery for any post-closing purchase price adjustments in favor of Buyer.

The Agreement contains customary representations, warranties and covenants by the parties, including, among others, covenants: (a) by Sellers, regarding the conduct of LRE&P’s business during the period between the execution of the Agreement and closing of the Transaction; (b) by Buyer, regarding its efforts to obtain, and by Sellers to cooperate in, the financing contemplated by the Debt Commitment Letter (as defined below) entered into by Buyer; (c) by all parties regarding their efforts to take all actions necessary to consummate the Transaction, including obtaining and cooperating to obtain all required regulatory approvals; (d) by Sellers, FIP and certain of their respective affiliates, regarding (i) the non-solicitation and non-hiring of certain employees of LRE&P or any of its subsidiaries and (ii) the non-interference with LRE&P’s material business relationships, in each case, for a period of 2 years following the closing of the Transaction; (e) by Sellers, FIP and certain of their respective affiliates, during the period between the execution of the Agreement and the closing of the Transaction, regarding the solicitation, entry into discussions or negotiations, or provision of non-public information, in each case, in connection with any alternative acquisition proposal; and (f) by Sellers, to undertake a reorganization of certain of their subsidiaries. In addition, FIP, Buyer and Buyer Parent have agreed to (1) use their reasonable best efforts to, as promptly as practicable following the execution of the Agreement, negotiate and finalize in good faith certain specified agreements with respect to the sale and operation of a portion of the railroad-related assets held by East Ohio Valley Railway, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of FIP (the “Railroad Agreements”) and (2) cause the closing of the transactions contemplated by the Railroad Agreements to occur on or substantially current with the closing of the Transaction.

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (a) the absence of any law, regulation, order, or injunction that makes the Transaction illegal or otherwise prohibits the performance by the parties of their respective obligations under the Agreement; (b) the making or obtaining of all required filings, consents and approvals under applicable law, including (i) the receipt of authorization from the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act, as amended, (ii)  the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) solely with respect to the Railroad Agreements, authorization by the Surface Transportation Board pursuant to 49 C.F.R. § 1180; and (c) in the case of Buyer’s obligations to consummate the Transaction, (i) no Material Adverse Effect (as defined in the Agreement) having occurred and that is continuing as of the closing of the Transaction; and (iii) receipt of consents from certain counterparties under certain material contracts with respect to the consummation of the Transaction. Each party’s obligation to consummate the Transaction is also subject to other specified customary conditions, including regarding the continued accuracy of the representations and warranties of the other parties (subject to applicable materiality standards), and the performance in all material respects by the other parties of their respective obligations under the Agreement required to be performed on or prior to the date of the closing of the Transaction. Buyer’s obligation to consummate the Transaction is not subject to a financing condition.

In connection with the Agreement, Buyer Parent entered into a debt commitment letter, dated as of April 29, 2026 (the “Debt Commitment Letter”), with Barclays Bank PLC, which provides for a commitment by certain bridge lenders, subject to conditions customary for transactions of this type, to provide up to $785 million of loans under a 364-day bridge term loan facility to (a) refinance all indebtedness outstanding under that certain Credit Agreement, dated as of February 19, 2025, by and between Long Ridge Energy LLC, a Delaware limited liability company, as borrower, the lenders party thereto from time to time, Citizens Bank, N.A., as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, and (b) fund the repurchase of Long Ridge Energy LLC’s existing 8.750% Senior Secured Notes due 2032 to the extent validly tendered pursuant to a tender offer or such change of control offer.

The Agreement is terminable at any time prior to the closing of the Transaction by mutual consent of the Sellers and Buyer or in the following circumstances: (a) by Sellers or Buyer if the Transaction has not been consummated by November 30, 2026 (the “Outside Date”), subject to a 7-month extension solely if any outstanding regulatory approvals have not been obtained by the original Outside Date but all other conditions are satisfied or waived (other than conditions that can only be satisfied or waived at the closing of the Transaction); (b) by Sellers or Buyer if there is any final and non-appealable order prohibiting the purchase or sale of the LRE&P membership interests; (c) by Sellers or Buyer if the other party (or (i) with respect to Sellers, Buyer Parent, and (ii) with respect to Buyer, FIP) is in breach of a representation, warranty or covenant in a manner that would prevent the satisfaction of certain closing conditions, subject to customary conditions and cure rights; and (d) by Sellers, upon written notice to Buyer, if (i) the closing of the Transaction has not occurred when required pursuant to the terms of the Agreement, (ii) all required closing conditions have been satisfied or waived, (iii) Sellers have delivered written notice to Buyer that they are willing and able to consummate the closing of the Transaction, and (iv) Buyer fails to close on the earlier of the Outside Date and the 3rd business day following the delivery of the written notice by Sellers. Upon termination of the Agreement, the parties will be liable only for any willful and material breach of the Agreement or for fraud, except that Buyer will be required to pay Sellers a termination fee of $75 million if the Agreement is terminated in certain instances where Buyer’s debt financing is not funded.

In addition, at the closing of the Transaction, the rights of certain service providers of LRE&P and its subsidiaries to receive either ORPH membership interests, LRE&P membership interests or an amount in cash (each, an “RSU”), which rights were granted pursuant to and are governed by the terms and conditions of the Ohio River Partners Shareholder LLC 2025 Omnibus Incentive Plan and the applicable award agreement, shall vest in full and be automatically canceled in exchange for the right to receive an amount in cash equal to the fully diluted fair market value of the LRE&P membership interests subject to such RSU, less applicable withholding taxes. At his or her election, each RSU holder may instead elect to receive a number of whole shares of FIP common stock equal to the product of (a) the number of outstanding RSUs held by such service provider and (b) the applicable conversion ratio set forth in such RSU holder’s award agreement, less a number of shares of FIP common stock equal to the applicable withholding taxes. All shares of FIP common stock issued in respect of RSUs will be granted pursuant to the FIP Nonqualified Stock Option and Incentive Award Plan.

In connection with entering into the Agreement, FIP and Sellers have also entered into a letter agreement with Buyer and Buyer Parent, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, FIP and Sellers have agreed to indemnify Buyer Parent, its affiliates and certain of its and their representatives against certain losses incurred by such persons arising out of or relating to certain regulatory, legal and maintenance matters.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Buyer, FIP, LRE&P or Sellers. The representations, warranties and covenants in the Agreement were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in any schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, FIP, LRE&P or Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in FIP’s public disclosures. The Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Agreement, the Transaction, FIP, LRE&P, Sellers, Buyer, Buyer Parent, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that FIP will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On April 30, 2026, FIP issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond FIP’s control. FIP can give no assurance that its expectations will be attained and such differences may be material. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, (a) the completion of the proposed transactions on anticipated terms and timing, or at all, including obtaining regulatory approvals and other conditions to the completion of the proposed transactions; (b) events, changes or other circumstances could occur that could give rise to the termination of the proposed transactions; (c) the risks related to Buyer’s financing of the proposed transactions; (d) potential litigation or regulatory actions relating to the proposed transactions; and (e) potential adverse business uncertainty resulting from the announcement, pendency or completion of the proposed transactions, including restrictions during the pendency of the proposed transactions that may impact FIP’s ability to pursue certain business opportunities or strategic transactions. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FIP’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on FIP’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for FIP to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. FIP expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FIP’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
Equity Purchase Agreement, dated as of April 29, 2026, by and among Ohio River Partners Holdco LLC, Ohio River Partners Finance LLC, MARA USA Corporation, and, solely for the purposes specified therein, MARA Holdings, Inc. and FTAI Infrastructure Inc.

99.1	Press Release, dated April 30, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

*The registrant has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026

FTAI Infrastructure Inc.

	By:	/s/ Kenneth J. Nicholson
Kenneth J. Nicholson
Chief Executive Officer and President